            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                                    GIVE THE
                                                    TAXPAYER
                                                 IDENTIFICATION
         FOR THIS TYPE OF ACCOUNT                 NUMBER OF --
-------------------------------------------------------------------
1.   An individual's account                  The individual

2.   Two or more individuals (joint           The actual owner of
     account)                                 the account or, if
                                              combined funds, any
                                              one of the
                                              individuals(1)

3.   Husband and wife (joint account)         The actual owner of
                                              the account or, if
                                              joint funds, either
                                              person(1)

4.   Custodian account of a minor (Uniform    The minor(2)
     Gift to Minors Act)

5.   Adult and minor (joint account)          The adult, or if the
                                              minor is the only
                                              contributor, the
                                              minor(1)

6.   Account in the name of guardian or       The ward, minor, or
     committee for a designated ward,         incompetent person
     minor, or incompetent person             (3)

7.   a. The usual revocable savings trust     The
        account (grantor is also trustee)     grantor-trustee(1)
     b. So-called trust account that is       The actual owner(1)
     not a legal or valid trust under
        State law

8.   Sole proprietorship account              The owner(4)

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                                                    GIVE THE
                                                    TAXPAYER
                                                 IDENTIFICATION
         FOR THIS TYPE OF ACCOUNT                 NUMBER OF --
-------------------------------------------------------------------

9.   A valid trust, estate or pension         The legal entity (Do
     trust                                    not furnish the
                                              identifying number of
                                              the personal
                                              representative or
                                              trustee unless the
                                              legal entity itself
                                              is not designated in
                                              the account
                                              title.)(5)

10.  Corporate account                        The corporation

11.  Religious, charitable, or educational    The organization
     organization account

12.  Partnership account held in the name     The partnership
     of the business

13.  Association, club, or other              The organization
     tax-exempt organization

14.  A broker or registered nominee           The broker or nominee

15.  Account with the Department of           The public entity
     Agriculture in the name of a public
     entity (such as a State or local
     government, school district, or
     prison) that receives agricultural
     program payments

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                                         ---------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
    - A corporation.
    - A financial institution.
    - An organization exempt from tax under section 501(a), or an individual retirement plan.
    - The United States or any agency or instrumentality thereof.
    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    - An international organization or any agency or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
    - A real estate investment trust.
    - A common trust fund operated by a bank under section 584(a).
    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
    - An entity registered at all times under the Investment Company Act of 1940.
    - A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
    - Payments to nonresident aliens subject to withholding under section 1441.
    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    - Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
    - Payments described in section 6049(b)(5) to nonresident aliens.
    - Payments on tax-free covenant bonds under section 1451.
    - Payments made by certain foreign organizations.
Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE